Exhibit 5.1

THOMPSON & KNIGHT LLP
ATTORNEYS AND COUNSELORS ONE ARTS PLAZA 1722 ROUTH STREET • SUITE 1500 DALLAS, TEXAS 75201-2533 (214) 969-1700 FAX (214) 969-1751 www. tklaw. com	AUSTIN DALLAS FORT WORTH HOUSTON LOS ANGELES NEW YORK
ALGIERS LONDON MEXICO CITY MONTERREY PARIS

February 12, 2016

Tempur Sealy International, Inc.

1000 Tempur Way

Lexington, Kentucky 40511

Re:	Registration Statement on Form S-4 for Exchange of Outstanding Notes for Notes to be Registered under the Securities Act of 1933

Ladies and Gentlemen:

We have acted as special counsel for you, a Delaware corporation, in connection with the your offer (the “Exchange Offer”) to exchange your 5.625% Senior Notes due 2023 (the “Exchange Notes”) in the aggregate principal amount of $450,000,000 to be registered under the Securities Act of 1933, as amended (the “Securities Act”), for your outstanding 5.625% Senior Notes due 2023 (the “Outstanding Notes”) in the same aggregate principal amount. The Outstanding Notes have been, and the Exchange Notes will be, issued pursuant to the Indenture dated as of September 24, 2015 (the “Indenture”) among you, the Subsidiary Guarantors (as defined below) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”). The Exchange Notes will be guaranteed pursuant to Article 10 of the Indenture (the “Subsidiary Guarantees”) on a joint and several basis by the Subsidiary Guarantors, which are also listed as co-registrants in the Company’s Registration Statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) for the registration of the Exchange Notes and the Subsidiary Guarantees under the Securities Act (such registration statement, as amended as of the time it becomes effective, being the “Registration Statement”).

In this opinion letter, (i) Tempur-Pedic Technologies, Inc., Tempur-Pedic Manufacturing, Inc., Tempur-Pedic Sales, Inc., Sealy Corporation, Sealy Mattress Corporation, The Ohio Mattress Company Licensing and Components Group and Sealy Mattress Manufacturing Company, Inc., each a Delaware corporation; (ii) Sealy Mattress Company of Albany, Inc., a New York corporation; (iii) Sealy Texas Management, Inc., a Texas corporation; (iv) Tempur-Pedic Management, LLC, Tempur-Pedic North America, LLC, Tempur Retail Stores, LLC, Cocoon International Sales, LLC, Sealy US Sales, LLC, Tempur World, LLC, and Tempur Sealy International Distribution, LLC, each a Delaware limited liability company; (v) Tempur Production USA, LLC, a Virginia limited liability company; (vi) Sealy Mattress Company, Sealy, Inc., and Sealy Mattress Company of Puerto Rico, each an Ohio corporation; (vii) Ohio Sealy Mattress Manufacturing Co., a Georgia corporation; (viii) Sealy Mattress Company of Kansas City, Inc., a Missouri corporation; (ix) Sealy Mattress Company of Illinois and A. Brandwein & Co., each an Illinois corporation; (x) Sealy of Maryland and Virginia, Inc., a Maryland corporation; (xi) Sealy of Minnesota, Inc., a Minnesota corporation; and (xii) Sealy Technology, LLC, a North Carolina limited liability company, are referred to collectively as the “Subsidiary Guarantors”.

Tempur Sealy International, Inc.

February 12, 2016

In connection with this opinion letter, we have examined original counterparts or copies of original counterparts of the following documents:

(a) The Indenture (including the Subsidiary Guarantees contained therein).

(b) The form of the Exchange Notes.

(c) The Registration Statement.

We have also examined originals or copies of such other records of the Subsidiary Guarantors and you, certificates of public officials and of officers or other representatives of the Subsidiary Guarantors and you and agreements and other documents as we have deemed necessary, subject to the assumptions set forth below, as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed:

(i) The genuineness of all signatures.

(ii) The authenticity of the originals of the documents submitted to us.

(iii) The conformity to authentic originals of any documents submitted to us as copies.

(iv) As to matters of fact, representations and statements made in certificates of public officials and officers or other representatives of the Subsidiary Guarantors and you.

(v) That the Indenture constitutes the valid, binding and enforceable obligation of the Trustee.

We have not independently established the validity of the foregoing assumptions.

As used herein, “Applicable Laws” means the laws, rules and regulations of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Texas Business Organizations Code (including in each case all applicable provisions of the constitution of each such jurisdiction and reported judicial decisions interpreting such laws, rules and regulations).

Based upon the foregoing, and subject to the qualifications and limitations herein set forth, we are of the opinion that:

1. The Exchange Notes will, when duly executed, authenticated, issued and delivered in accordance with the provisions of the Exchange Offer and the Indenture, constitute your legal, valid and binding obligations, enforceable against you in accordance with the terms thereof.

2. The Subsidiary Guarantees will, when the Exchange Notes have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Exchange Offer and the Indenture, constitute the legal, valid and binding obligations of the Subsidiary Guarantors, enforceable against the Subsidiary Guarantors in accordance with the terms thereof.

The opinions set forth above are subject to the following qualifications and exceptions:

(a) Our opinions are limited to Applicable Laws, and we do not express any opinion herein concerning any other laws.

Tempur Sealy International, Inc.

February 12, 2016

(b) Our opinions are subject to bankruptcy, insolvency, fraudulent transfer, reorganization, receivership, moratorium or similar laws affecting the rights and remedies of creditors generally.

(c) Our opinions are subject to general principles of equity exercisable in the discretion of a court (including without limitation obligations and standards of good faith, fair dealing, materiality and reasonableness and defenses relating to unconscionability or to impracticability or impossibility of performance).

(d) We express no opinion with respect to any waiver of defenses by a Subsidiary Guarantor in the Subsidiary Guarantees.

This opinion letter is rendered to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. This opinion letter has been prepared, and is to be understood, in accordance with customary practice of lawyers who regularly give and lawyers who regularly advise recipients regarding opinions of this kind, is limited to the matters expressly stated herein and is provided solely for purposes of complying with the requirements of the Securities Act, and no opinions may be inferred or implied beyond the matters expressly stated herein. Insofar as the foregoing opinion involves matters governed by the laws of Georgia, Illinois, Maryland, Minnesota, Missouri, North Carolina, Ohio and Virginia, we have relied, without independent inquiry or investigation, on the opinions of FisherBroyles, LLP (with respect to the laws of Georgia), Baker & McKenzie LLP (with respect to the laws of Illinois), Morgan, Lewis & Bockius LLP (with respect to the laws of Maryland and Virginia), Fredrikson & Byron, P.A. (with respect to the laws of Minnesota), Husch Blackwell LLP (with respect to the laws of Missouri), McGuire, Wood & Bissette, P.A. (with respect to the laws of North Carolina), and Vorys, Sater, Seymour and Pease LLP (with respect to the laws of Ohio), respectively, each filed with the Registration Statement. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

We consent to the filing of this opinion with the SEC as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement, and in any amendment or supplement thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 and Section 11 of the Securities Act or the rules and regulations of the SEC promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act or the related rules and regulations of the SEC promulgated thereunder.

Respectfully submitted,

/s/ Thompson & Knight LLP

JD/ARC/CJR